Exhibit 1.01

Modine Manufacturing Company
Conflict Minerals Report
For The Year Ended December 31, 2018
1.	Overview

This report for the year ended December 31, 2018 is presented to comply with Rule 13p-1 under the Securities Exchange Act of 1934 (the “Rule”). The Rule was adopted by the Securities and Exchange Commission (“SEC”) to implement reporting and disclosure requirements related to conflict minerals as directed by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (“Dodd-Frank Act”).

This report has been prepared by management of Modine Manufacturing Company (herein referred to as “Modine,” the “Company,” “we,” “us,” or “our”). The information includes the activities of all majority-owned subsidiaries and consolidated joint ventures

Modine specializes in providing innovative thermal management solutions to diversified global markets and customers.  We are a leading provider of engineered heat transfer systems and high-quality heat transfer components for use in on- and off-highway original equipment manufacturer (“OEM”) vehicular applications.  In addition, we are a global leader in thermal management technology and solutions for sale into a wide array of commercial, industrial, and building heating, ventilating, air conditioning, and refrigeration (“HVAC&R”) markets.  Our primary product groups include: i) powertrain cooling and engine cooling; ii) coils, coolers, and coatings; and iii) heating, ventilation and air conditioning.  Our primary customers across the globe include: automobile, truck, bus, and specialty vehicle OEMs; agricultural, industrial and construction equipment OEMs; commercial and industrial equipment OEMs; heating, ventilation and cooling OEMs; construction architects and contractors; and wholesalers of heating equipment.  Modine is a global company headquartered in Racine, Wisconsin (USA) with operations in North America, South America, Europe, Asia and Africa.

We conducted an analysis of our products and concluded that small amounts of tin, tantalum, tungsten and/or gold (“3TG”) are present in a portion of our products.  In particular, we concluded that 3TG are present in the following Modine products: vehicular heat exchangers and modules containing tin-plated materials or tin-based solder, and HVAC products or systems containing some or all of the 3TG materials, in electronic devices in particular.

Conflict Minerals Policy

We have adopted a Conflict Minerals Policy.  This policy is publicly available on our website at www.modine.com/web/en/policies.htm.

Supply Chain

Modine manufactures and assembles its products using both raw materials and purchased parts acquired through our competitive global supply process.  Modine has over 1,500 direct material suppliers across the globe, and there are generally multiple tiers between the 3TG mines and our direct suppliers.  Therefore, we rely on our direct suppliers to provide information on the origin of the 3TG contained in components and materials supplied to us – including sources of 3TG that are supplied to them from lower tier suppliers. Contracts with our suppliers are frequently in force for multiple years and we cannot always unilaterally impose new contract terms and flow-down requirements. As we enter into new contracts we are requiring suppliers to provide information about the presence of conflict minerals in the products supplied and about the smelter sources of the conflict minerals. Our Conflict Minerals Policy is published on www.modine.com/web/en/policies.htm, and our Modine Global Supplier Manual (available at http://www.modine.com/web/en/reference-documents.htm) outlines our expectations for conflict-free supply.  We have implemented a survey process for assessing our current products and the supply chain associated with these components and materials that go into these products.

As further described in Section 2.3 of this Conflict Minerals Report, our survey process started with those suppliers who provided parts or components we believed were reasonably likely to contain 3TG.  We then modified the list to remove suppliers with whom Modine spent less than approximately $5,000 in 2018 based upon spend data through September 30, 2018 and our conclusion that the data did not materially change between then and December 31, 2018. We assessed our industry as well as others and confirmed that this risk-based approach is consistent with how many peer companies are approaching the Rule.

We requested that all identified suppliers provide information to us regarding 3TG and smelters, using the template provided by the Responsible Business Alliance (“RBA”) and The Global e-Sustainability Initiative (“GeSI”), known as the Conflict Minerals Reporting Template (“CMRT”).  The CMRT was developed to facilitate disclosure and communication of information regarding smelters and refiners (“SORs”) that provide material to a manufacturer’s supply chain.  It includes questions about a direct supplier’s conflict-free policy, its due diligence process, and information about its supply chain such as the names and locations of SORs as well as the origin of 3TG used by those facilities.

Efforts to Determine Mine or Location of Origin

Because of our size, the complexity of our products, and the depth, breadth and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers.  We have determined that requesting our suppliers to complete the CMRT represents our reasonable best efforts to determine the mine or locations of origin of 3TG in our supply chain.  We have reached this conclusion in part as a result of our active participation in various industry initiatives and groups.   As a member of the Responsible Minerals Initiative (“RMI”) we have had access to updated smelter due diligence to improve our Reasonable Country of Origin Investigation (“RCOI”).   This membership has been valuable in our smelter classification and supply chain due diligence processes.

Smelters or Refiners and Country of Origin of 3TG

The supplier CMRT declarations we received mentioned approximately 404 potential smelters or supply chain participants.  Of these 404 entities, 314 have been identified and are being monitored by the RMI.  The remaining 90 entities have not been classified and will be the subject of future due diligence.

The 269 identified entities being monitored by the RMI can be categorized in the following manner:

Smelter RMI Analysis Metrics

Status Code	Status	Entity Count	Status Description
1	Compliant	255	Legitimate smelter and RMI compliant
2	Active	7	Legitimate smelter engaged in RMI but not yet compliant
3	Not Enrolled	52	Legitimate smelter has been contacted regarding the CFSI Audit Program, or requires outreach to request CFSI participation, or the facility has refused participation in the audit program
	Subtotal – CFSI Assessed	314
4	Unidentified	90	Alleged smelters submitted to Modine on Supplier CMRT’s. Entity not identified on RMI smelter list. Outreach required to validate smelter status
Grand Total		404

We were unable to validate whether the 90 entities classified as Unidentified are smelters, refiners or intermediate supply chain companies.  We will continue our due diligence in 2019 to improve this unidentified classification.

Modine’s conflict minerals program has resulted in improved supply chain transparency to conflict minerals content and smelter sources.

The vast majority of suppliers from whom we requested information indicated in their responses that the information provided was at a company or divisional level as opposed to a product level.  We requested that the surveyed suppliers report at an aggregate company level, specifically with respect to any products sold to Modine.  We will continue to explore opportunities to engage in unique part number-level reporting in future years.

The Appendix to this report includes a list of countries of origin for 3TG reported to Modine.  The list is derived from the RMI analysis of potential countries of origin based on the information obtained through our due diligence.

Conclusion

We are unable with assurance to determine the origin of the 3TG in all of our products and therefore cannot exclude the possibility that some may have originated in the Covered Countries. For that reason, under the Rule we are required to submit to the SEC this Conflict Minerals Report (“CMR”) as an Exhibit to Form SD.

This report is available on our website at www.modine.com/web/en/conflict-minerals.htm .

2.	Due Diligence Process

2.1	Design of Due Diligence

Our due diligence measures have been designed to conform, in all material respects, with the framework in The Organisation for Economic Co-operation and Development (“OECD”) in the publication OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Second Edition, OECD Publishing (“OECD Guidance”) and the related Supplements for gold and for tin, tantalum and tungsten.

2.2	Management Systems

As described above, Modine has adopted a company policy relating to our sourcing of 3TG, which is posted on our website at   www.modine.com/web/en/policies.htm .

Internal Team

Modine’s management system for conflict minerals covering calendar year 2018 was sponsored by our Vice President, General Counsel and Corporate Secretary, and Vice President, Global Operations, and was supported by a team of subject matter experts from relevant functions such as Operations, Purchasing, Engineering Systems and Services, Sales, Legal and Internal Audit. The team of subject matter experts was responsible for implementing our conflict minerals compliance strategy for calendar year 2018, and was led by the Vice President, Global Operations, who acted as the executive conflict minerals program manager. Senior management is briefed about the results of our due diligence efforts on a regular basis.

Control Systems

Since we do not typically have a direct relationship with 3TG SORs, we are engaged and actively cooperate with other major manufacturers in our business sector and other sectors, through our own efforts and those organized by trade associations. We also participate in or actively monitor the following industry-wide initiatives to disclose upstream actors in the supply chain: RBA, RMI as well as several other manufacturing industry consortiums including the National Association of Manufacturers (“NAM”), the Automotive Industry Action Group (“AIAG”) and the Manufacturers Alliance for Productivity and Innovation (“MAPI”).

Controls include, but are not limited to, our Code of Conduct (“Code”), which outlines expected behaviors for all Modine employees and third parties doing business with Modine, our Global Supplier Manual, our Conflict Minerals Policy, and our internal standard practices that govern our new product development processes.  We incorporate these controls into our standard supplier contract, the Modine Approved Supplier Agreement.

Supplier Engagement

With respect to the OECD requirement to strengthen engagement with suppliers, we have utilized the CMRT version 5.11 and the Assent Compliance Manager web-based reporting tool for collecting conflict minerals declarations from our supply base. The use of these tools has allowed us to assist our suppliers in understanding our expectations and requirements and increase the rate of responses we have received from our suppliers to our survey requests.  In this sixth year of conflict mineral reporting, we engaged Assent Compliance to assist with the training of suppliers and the collection of supplier CMRTs.  Assent Compliance has followed up with suppliers to ensure completion of CMRTs, and all communications with suppliers has been documented to reflect the degree of success of these efforts.

Grievance Mechanism

We have multiple, longstanding grievance mechanisms whereby employees and third parties can report violations of Modine’s policies. We have established a Global Policy regarding Reporting and Investigation, which is publicly available at www.modine.com/web/en/policies.htm . This policy establishes worldwide, consistent methods for employees and others to report any matters they believe may violate our Code or legal obligations, and for the investigation and resolution of all such reports.  Communication channels range from an employee’s immediate supervisor to a third-party-hosted Ethics Helpline to direct contact with Modine’s Business Ethics Committee.

Modine has included clear links to the Helpline and Code on our website, www.modine.com .  Through these mechanisms, third parties within our supply chain, or others related to or with knowledge of those third parties, can report any activities that could violate our Conflict Minerals Policy or the spirit of maintaining a conflict-free supply chain.

Maintain Records

We have adopted a policy to retain relevant documentation for a period of 5 years, consistent with the OECD requirement. Relevant documentation is collected and stored using a variety of methods, including, without limitation, an e-mail address designated for this purpose (conflictminerals@na.modine.com), a database maintained by Assent Compliance containing information provided by Modine’s supply chain, and an internal drive maintained by Modine for purposes of storing materials related to our conflict minerals due diligence and compliance.

2.3	Identify and Assess Risk in the Supply Chain

Because of our size, the complexity of our products, and the depth, breadth, and constant evolution of our supply chain, it is difficult to identify actors upstream from our direct suppliers. Accordingly, we participate in a number of industry-wide initiatives as described above.

In order to assess the risk of the presence of 3TG in the parts and materials Modine purchases, we first considered where, logically, 3TG necessary to functionality or production of our products might reside.  To accomplish this, we implemented a multilevel analysis that included the following:

1.	We reviewed material specifications (“M-Specs”) to identify those where 3TG is specifically called out as a necessary ingredient in the material.

2.
We queried the International Material Data System (“IMDS”), the automotive industry's material data system, which has become a global standard used by almost all of the global original equipment manufacturers for the tracking of material content in parts supplied to automotive industry.   IMDS provided another level of detail that might not be captured in our internal M-Specs.

3.	Using the information from steps 1 and 2, we queried our company enterprise resource planning (“ERP”) systems to identify suppliers who provided the materials containing 3TG in the 2018 calendar year.

4.
We utilized our purchasing global material group code spend analytics data to identify suppliers who provided electronic devices (e.g., wiring, motors, controls, sensors, etc.) that we considered to be at risk for containing 3TG.   We built on our learning from the previous years of conflict minerals due diligence and included suppliers determined to be at-risk for supplying product that may contain any conflict minerals.  Due to the nature of our supply chain, which includes distributors of electronic components, we engaged with several Tier 2 sub-suppliers to improve the reporting to our direct supplier distributors.

The multi-level analysis above yielded a list of 344 direct material suppliers that are supplying parts or materials to Modine that reasonably may contain 3TG. We rely on these suppliers to provide us with information about the existence and source of conflict minerals contained in the parts or materials supplied to us. Our direct suppliers similarly rely upon information provided by their suppliers.

We calculate supplier risk based on the chances that a supplier provides 3TG that may originate from non-conflict free sources. The value of this risk is calculated based on the risk ratings of the SORs declared by that supplier on their CMRT.

Additionally, suppliers are evaluated on program strength (further assisting in identifying risk in the supply chain). Evaluating and tracking the strength of the program can assist in making key risk mitigation decisions as the program progresses. The criteria used to evaluate the strength of the supplier’s program are:

•	Does the supplier have a policy in place that includes the Democratic Republic of the Congo (“DRC”) conflict-free sourcing?

•	Has the supplier implemented due diligence measures for conflict-free sourcing?

•	Does the supplier verify due diligence information received from its suppliers?

•	Does the supplier’s verification process include corrective action management?

When a supplier meets these criteria, the supplier is deemed to have a strong program. When a supplier does not meet these criteria, the supplier is deemed to have a weak program.

Assent provided each supplier a copy of the RBA reporting CMRT to complete for purposes of conflict minerals tracking. Assent and/or members of the Modine supply chain team made at least three follow-up inquiries to each supplier that did not respond to our initial survey, either by phone or email or both. The Assent software platform automatically reviewed the responses against criteria developed to determine which responses required further engagement with our suppliers. These criteria included incomplete responses as well as inconsistencies within the data reported in the CMRT. Assent worked directly with those suppliers to provide revised responses.

Once surveys were returned, Assent reviewed and attempted to match each verified SOR identified in the completed surveys to available lists of SORs that have been validated as conflict free under internationally-recognized schemes such as the RMI Responsible Minerals Assurance Process – “RMAP.”

If an SOR was not validated by RMAP, Assent either attempted to contact the SOR to gather more information about its sourcing practices or conducted Internet research to determine whether there are any additional publicly available sources of information regarding the SOR’s sourcing practices.

In accordance with OECD Guidelines, it is important to understand risk levels associated with conflict minerals in the supply chain. Smelters not being certified DRC-Conflict Free pose a significant risk to the supply chain. Each facility that meets the RMI definition of an SOR of a 3TG mineral is assigned a risk of high, medium or low based on 3 scoring criteria:

•	Geographic proximity to the DRC and covered countries;
•	RMAP audit status;
•	Known or plausible evidence of unethical or conflict sourcing.

Per these criteria, the following facilities have been identified as being of highest concern to Modine’s supply chain:

•	Tony Goetz NV - CID002587
•	Kaloti Precious Metals - CID002563
•	Universal Precious Metals Refining Zambia - CID002854
•	Fidelity Printers and Refiners - CID002515
•	Sudan Gold Refinery - CID002567
•	African Gold Refinery Limited (AGR) - CID003185

When these facilities were reported on a CMRT by one of the suppliers surveyed, risk mitigation activities were initiated. Through Assent Compliance, submissions that include any of the above facilities immediately produce a receipt instructing the supplier to take their own risk mitigation actions, including submission of a product-specific CMRT to better identify the connection to products that they supply to Modine, up to removal of these high-risk smelters from their supply chain.

As per the OECD Due Diligence Guidance, risk mitigation will depend on the supplier’s specific context. Suppliers are given clear performance objectives within reasonable timeframes with the goal of progressive elimination of these risks from the supply chain.

In addition, suppliers are guided to the Assent University learning platform to engage in educational materials on mitigating the risk of SORs on the supply chain.

2.4	Design and Implement a Strategy to Respond to Risks

In response to this risk assessment, Modine continues to update and utilize a risk management plan, through which the conflict minerals program is implemented, managed and monitored.

As part of that risk management plan, updates to this risk assessment are provided regularly to senior management.

As described above, we participate in the following industry-wide initiatives to disclose upstream actors in the supply chain: The RMI, as well as several other manufacturing industry consortiums including NAM, AIAG, and MAPI.

As part of our risk management plan, to ensure suppliers understand our expectations, we have posted pertinent materials on our website, communicated directly with suppliers (orally and in writing), and included relevant information in our Global Supplier Manual.

In the event we have reason to believe any of our suppliers are supplying us with 3TG from sources that may support conflict in the DRC or any adjoining country, we would engage with any such suppliers and assist them to establish an alternative source of 3TG that does not support such conflict, as provided in the OECD guidance. We have found no instances where it was necessary to terminate a contract or find a replacement supplier due to possible violation of our Conflict Minerals Policy or the spirit of a conflict-free supply chain.

2.5	Carry Out Independent Third Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We do not have a direct relationship with 3TG SORs nor do we perform direct audits of these entities.  However, we do rely upon various industry efforts to influence SORs to undergo audits and become certified, as appropriate.

Assent Compliance conducts outreach to all SORs that are not enrolled in the RMAP on behalf of Modine. The purpose of this outreach is to encourage participation in the RMAP and to inquire about the facility’s sourcing practices and infrastructure.

2.6	Report on Supply Chain Due Diligence

In addition to this report, see our website at http://www.modine.com/web/en/supplier-policies.htm for further information about our supply chain due diligence and policies and practices.

3.	Due Diligence Results

Utilizing the process outlined above, we received responses from 75% of the 344 suppliers surveyed, and the results are reflected in the table titled “Smelter RMI Analysis Metrics” in Section 1, above.  We reviewed the responses to determine where further engagement with our suppliers was warranted. We considered untimely or incomplete responses as well as inconsistencies within the data reported in the template in making this determination.

4.	Steps To Be Taken To Mitigate Risk

We intend to take the following steps to improve the due diligence conducted to further mitigate any risk that the necessary conflict minerals in our products could benefit armed groups in the DRC or adjoining countries:

a)
Continue to direct suppliers to training resources provided by Assent Compliance, including Assent University, to attempt to increase the response rate and improve the content of the supplier survey responses.

b)	Work with the OECD and relevant trade associations to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.
c)	Continue to encourage suppliers to provide part-level information.
d)
In the event that any of our suppliers are found to be providing Modine with products containing 3TG from sources that support conflict in the Covered Countries, work with them to remove such sources from the supply chain.

e)	Continue to invest in conflict minerals due diligence tools, such as Assent Compliance and the resources it provides.

 Forward-Looking Statements

The Report contains forward-looking statements which express a belief, expectation or intention, as well as those that are historical fact, are forward-looking statements, including statements relating to our compliance efforts and expected actions.  The words “expects,” “intends,” “plans,” “believes,” and “anticipates” and similar expressions are used to identify these forward-looking statements. These statements are not guarantees of future actions or performance and are subject to various risks, uncertainties and assumptions. Undue reliance should not be placed on these statements, which are only effective as of the date of this Report.  Modine does not assume any obligation to publicly update or revise any forward-looking statement.

Appendix to Modine Manufacturing Company
Conflict Minerals Report
For The Year Ended December 31, 2018

Metal	Standard Smelter Name	Smelter Facility Location	Smelter ID
Gold	8853 S.p.A.	ITALY	CID002763
Gold	Abington Reldan Metals, LLC	UNITED STATES	CID002708
Gold	Advanced Chemical Company	UNITED STATES	CID000015
Gold	African Gold Refinery	UGANDA	CID003185
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES	CID002560
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN	CID000041
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	CID000058
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077
Gold	Asahi Pretec Corp.	JAPAN	CID000082
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924
Gold	Asahi Refining USA Inc.	UNITED STATES	CID000920
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY	CID000103
Gold	AU Traders and Refiners	SOUTH AFRICA	CID002850
Gold	Aurubis AG	GERMANY	CID000113
Gold	Bangalore Refinery	INDIA	CID002863
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128
Gold	Boliden AB	SWEDEN	CID000157
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176
Gold	Caridad	MEXICO	CID000180
Gold	CCR Refinery - Glencore Canada Corporation	CANADA	CID000185
Gold	Cendres + Métaux S.A.	SWITZERLAND	CID000189
Gold	Chimet S.p.A.	ITALY	CID000233
Gold	Chugai Mining	JAPAN	CID000264
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF	CID000328
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA	CID000343
Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY	CID002867
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES	CID003348
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362
Gold	Dowa	JAPAN	CID000401
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF	CID003195
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF	CID000359
Gold	Eco-System Recycling Co., Ltd.	JAPAN	CID000425
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE	CID002515

Gold	Fujairah Gold FZE	UNITED ARAB EMIRATES	CID002584
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA	CID002852
Gold	Geib Refining Corporation	UNITED STATES	CID002459
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA	CID001909
Gold	Guangdong Jinding Gold Limited	CHINA	CID002312
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA	CID000651
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA	CID000671
Gold	HeeSung	KOREA, REPUBLIC OF	CID000689
Gold	Heimerle + Meule GmbH	GERMANY	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	CID000711
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000767
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA	CID000773
Gold	Hwasung CJ Co., Ltd.	KOREA, REPUBLIC OF	CID000778
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA	CID000801
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES	CID002562
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807
Gold	Istanbul Gold Refinery	TURKEY	CID000814
Gold	Italpreziosi	ITALY	CID002765
Gold	Japan Mint	JAPAN	CID000823
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION	CID000927
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES	CID002563
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN	CID000956
Gold	Kazzinc	KAZAKHSTAN	CID000957
Gold	Kennecott Utah Copper LLC	UNITED STATES	CID000969
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND	CID002511
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF	CID002605
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN	CID001029
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION	CID002865
Gold	L'azurde Company For Jewelry	SAUDI ARABIA	CID001032
Gold	Lingbao Gold Co., Ltd.	CHINA	CID001056
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA	CID001058
Gold	L'Orfebre S.A.	ANDORRA	CID002762
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA	CID001093
Gold	Marsam Metals	BRAZIL	CID002606

Gold	Materion	UNITED STATES	CID001113
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153
Gold	Metalor USA Refining Corporation	UNITED STATES	CID001157
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO	CID001161
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193
Gold	MMTC-PAMP India Pvt., Ltd.	INDIA	CID002509
Gold	Modeltech Sdn Bhd	MALAYSIA	CID002857
Gold	Morris and Watson	NEW ZEALAND	CID002282
Gold	Morris and Watson Gold Coast	AUSTRALIA	CID002866
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY	CID001220
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN	CID001236
Gold	NH Recytech Company	KOREA, REPUBLIC OF	CID003189
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA	CID002779
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493
Gold	PAMP S.A.	SWITZERLAND	CID001352
Gold	Pease & Curren	UNITED STATES	CID002872
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA	CID001362
Gold	Planta Recuperadora de Metales SpA	CHILE	CID002919
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397
Gold	PX Précinox S.A.	SWITZERLAND	CID001498
Gold	QG Refining, LLC	UNITED STATES OF AMERICA	CID003324
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA	CID000522
Gold	Remondis Argentia B.V.	NETHERLANDS	CID002582
Gold	Republic Metals Corporation	UNITED STATES	CID002510
Gold	Royal Canadian Mint	CANADA	CID001534
Gold	SAAMP	FRANCE	CID002761
Gold	Sabin Metal Corp.	UNITED STATES	CID001546
Gold	Safimet S.p.A	Italy	CID002973
Gold	SAFINA A.S.	CZECH REPUBLIC	CID002290
Gold	Sai Refinery	INDIA	CID002853
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF	CID001555

Gold	SAMWON Metals Corp.	KOREA, REPUBLIC OF	CID001562
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777
Gold	SEMPSA Joyería Platería S.A.	SPAIN	CID001585
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA	CID001619
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622
Gold	Shangdong Humon Smelting Co., Ltd.	CHINA	CID002525
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736
Gold	Singway Technology Co., Ltd.	TAIWAN	CID002516
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756
Gold	Solar Applied Materials Technology Corp.	TAIWAN	CID001761
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA	CID003153
Gold	Sudan Gold Refinery	SUDAN	CID002567
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID001798
Gold	SungEel HiTech	KOREA, REPUBLIC OF	CID002918
Gold	T.C.A S.p.A	ITALY	CID002580
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID001916
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA	CID001947
Gold	Tony Goetz NV	BELGIUM	CID002587
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN	CID002615
Gold	Torecom	KOREA, REPUBLIC OF	CID001955
Gold	Umicore Brasil Ltda.	BRAZIL	CID001977
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980
Gold	United Precious Metal Refining, Inc.	UNITED STATES	CID001993
Gold	Universal Precious Metals Refining Zambia	ZAMBIA	CID002854
Gold	Valcambi S.A.	SWITZERLAND	CID002003
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	CID002030
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN	CID002100
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129
Gold	Yunnan Copper Industry Co., Ltd.	CHINA	CID000197
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224
Tantalum	Asaka Riken Co., Ltd.	JAPAN	CID000092
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211
Tantalum	D Block Metals, LLC	UNITED STATES	CID002504
Tantalum	Exotech Inc.	UNITED STATES	CID000456
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558
Tantalum	Global Advanced Metals Boyertown	UNITED STATES	CID002557
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA	CID000291
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA	CID000616

Tantalum	H.C. Starck Co., Ltd.	THAILAND	CID002544
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547
Tantalum	H.C. Starck Inc.	UNITED STATES	CID002548
Tantalum	H.C. Starck Ltd.	JAPAN	CID002549
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY	CID002550
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY	CID002545
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA	CID002512
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA	CID003191
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506
Tantalum	KEMET Blue Metals	MEXICO	CID002539
Tantalum	KEMET Blue Powder	UNITED STATES	CID002568
Tantalum	LSM Brasil S.A.	BRAZIL	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277
Tantalum	NPM Silmet AS	ESTONIA	CID001200
Tantalum	Power Resources Ltd.	MACEDONIA	CID002847
Tantalum	QuantumClean	UNITED STATES	CID001508
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL	CID002707
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA	CID001522
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769
Tantalum	Taki Chemicals	JAPAN	CID001869
Tantalum	Telex Metals	UNITED STATES	CID001891
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA	CID002508
Tin	Alpha	UNITED STATES	CID000292
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM	CID002703
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190
Tin	China Tin Group Co., Ltd.	CHINA	CID001070
Tin	CV Ayi Jaya	INDONESIA	CID002570
Tin	CV Dua Sekawan	INDONESIA	CID002592
Tin	CV Gita Pesona	INDONESIA	CID000306
Tin	CV Tiga Sekawan	INDONESIA	CID002593
Tin	CV United Smelting	INDONESIA	CID000315
Tin	CV Venus Inti Perkasa	INDONESIA	CID002455
Tin	Dongguan CiEXPO Environmental Engineering Co., Ltd.	CHINA	CID003356
Tin	Dowa	JAPAN	CID000402
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM	CID002572
Tin	EM Vinto	BOLIVIA	CID000438

Tin	Estanho de Rondônia S.A.	BRAZIL	CID000448
Tin	Fenix Metals	POLAND	CID000468
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA	CID002848
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555
Tin	Guangdong Hanhe Non-ferrous Metal Limited Company	CHINA	CID003116
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA	CID002849
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA	CID000760
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL	CID002468
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500
Tin	Metallic Resources, Inc.	UNITED STATES	CID001142
Tin	Metallo Belgium N.V.	BELGIUM	CID002773
Tin	Metallo Spain S.L.U.	SPAIN	CID002774
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173
Tin	Minsur	PERU	CID001182
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191
Tin	Modeltech Sdn Bhd	MALAYSIA	CID002858
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002573
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517
Tin	Operaciones Metalurgical S.A.	BOLIVIA	CID001337
Tin	Pongpipat Company Limited	MYANMAR	CID003208
Tin	PT Aries Kencana Sejahtera	INDONESIA	CID000309
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503
Tin	PT Babel Inti Perkasa	INDONESIA	CID001402
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406
Tin	PT Bangka Prima Tin	INDONESIA	CID002776
Tin	PT Bangka Serumpun	INDONESIA	CID003205
Tin	PT Bangka Tin Industry	INDONESIA	CID001419
Tin	PT Belitung Industri Sejahtera	INDONESIA	CID001421
Tin	PT Bukit Timah	INDONESIA	CID001428
Tin	PT DS Jaya Abadi	INDONESIA	CID001434
Tin	PT Inti Stania Prima	INDONESIA	CID002530
Tin	PT Karimun Mining	INDONESIA	CID001448
Tin	PT Kijang Jaya Mandiri	INDONESIA	CID002829
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835
Tin	PT Mitra Stania Prima	INDONESIA	CID001453
Tin	PT Panca Mega Persada	INDONESIA	CID001457
Tin	PT Premium Tin Indonesia	INDONESIA	CID000313
Tin	PT Prima Timah Utama	INDONESIA	CID001458

Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381
Tin	PT Refined Bangka Tin	INDONESIA	CID001460
Tin	PT Sariwiguna Binasentosa	INDONESIA	CID001463
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468
Tin	PT Sukses Inti Makmur	INDONESIA	CID002816
Tin	PT Sumber Jaya Indah	INDONESIA	CID001471
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA	CID001477
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA	CID001482
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490
Tin	PT Tirus Putra Mandiri	INDONESIA	CID002478
Tin	PT Tommy Utama	INDONESIA	CID001493
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706
Tin	Rui Da Hung	TAIWAN	CID001539
Tin	Soft Metais Ltda.	BRAZIL	CID001758
Tin	Super Ligas	Brazil	CID002756
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834
Tin	Thaisarco	THAILAND	CID001898
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM	CID002574
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158
Tin	Yunnan Tin Company Limited	CHINA	CID002180
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN	CID000004
Tungsten	ACL Metais Eireli	BRAZIL	CID002833
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	CID000499
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA	CID002536
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	CID000568
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY	CID002542
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	CID002579
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA	CID003182
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA	CID002647

Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA	CID002313
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316
Tungsten	Kennametal Fallon	UNITED STATES	CID000966
Tungsten	Kennametal Huntsville	UNITED STATES	CID000105
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319
Tungsten	Moliren Ltd	RUSSIAN FEDERATION	CID002845
Tungsten	Niagara Refining LLC	UNITED STATES	CID002589
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM	CID002543
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA	CID002815
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM	CID001889
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	CID002044
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF	CID002843
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	CID002095

Country of Origin List:
Appendix B

Argentina	Eritrea	Mauritania	Slovakia

Botswana	Honduras	Nicaragua	Tanzania

Brazil	India	Niger	Thailand

Burkina Faso	Indonesia	Nigeria	Togo

Canada	Ivory Coast	Peru	Uganda

Colombia	Kyrgyzstan	Puerto Rico	United States of America

Congo, Democratic Republic of the	Laos	Russian Federation	Uruguay

Cyprus	Lebanon	Rwanda	Uzbekistan

Dominican Republic	Madagascar	Saudi Arabia	Venezuela